Exhibit 10.1

FIRST AMENDMENT TO

2023 JET.AI INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

This First Amendment (this “Amendment”) to the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan (the “Plan”) is made effective as of December 19, 2025 (the “Amendment Effective Date”) was adopted by the Board of Directors of Jet.AI Inc. (the “Company”) on November 6, 2025, and approved by a majority of the Company’s stockholders on December 19, 2025.

W I T N E S S E T H

WHEREAS, the Company established the Plan, originally effective as of July 1, 2024, and approved by the Company’s stockholders on September 24, 2024, under which the Company is authorized to grant stock and incentive awards to certain employees and directors of the Company;

WHEREAS, Section 19 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, subject to the limitations contained therein; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby and in accordance with the provisions of the Plan relating to stockholder approval of certain amendments, to increase the number of shares of the Company’s common stock available for award grants under the Plan by 775,000 shares plus an amount of shares that will account for all shares issuable in connection with the vesting of certain performance share unit awards the Company previously granted to its executive management team.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date and as set forth below:

1. Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan shall not exceed 775,000 shares plus an amount of shares that will account for all shares issuable in connection with the vesting of certain performance share unit awards the Company previously granted to its executive management team.”

2. Section 4.2(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“(a) the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan may not exceed 775,000 shares; and”

3. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

Jet.AI Inc.

By:	/s/ George Murnane
George Murnane, Interim Chief Financial Officer